UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2012

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street 50FL, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Dispositive of Assets.

On June 21, 2012, FXCM Inc. (the “Company”), through its subsidiaries FXCM Holdings, LLC and FXCM UK Merger Limited (collectively with the Company, “FXCM”), completed its previously announced acquisition of a controlling interest in Lucid Markets Trading Limited and Lucid Markets LLP (“Lucid Markets”) pursuant to the sale and purchase agreement (the “SPA”), dated June 21, 2012 by and between FXCM, Dierk Reuter and Matthew Wilhelm (the “Sellers”) for approximately $176 million, net of cash from Lucid Markets.

FXCM issued and delivered to the Sellers, (i) a series of six-month unsecured registered promissory notes in total amount of $71,4 million plus cash acquired by Lucid Markets, which will bear interest at 3.5% per annum, and (ii) 9,000,000 shares of Class A common stock of FXCM Inc.

As previously disclosed in a Form 8-K filed on June 20, 2012, the Company entered into a Registration Rights Agreement and Deed of Shareholders Agreement in connection with the transaction. The Registration Rights Agreement, Deed of Shareholders Agreement and the SPA are filed herewith as Exhibits 2.1, 10.1, and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

If and to the extent required, FXCM will file those financial statements required by Item 9.01(a) of Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information:

If and to the extent required, FXCM will file the pro forma financial information required by Item 9.01(b) of Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits:

Exhibit No.	Exhibit Description

2.1

Agreement Relating to the Sale and Purchase of the Whole of the Issued Share Capital of Lucid Markets Trading Limited, dated June 21, 2012, among Mr. Reuter, Matthew Wilhelm, FXCM UK Merger Limited, FXCM Holdings LLC and the Issuer.

10.1	Registration Rights Agreement, dated as of June 21, 2012, by and among FXCM Inc., Matthew Wilhelm and Dierk Reuter.

10.2	Deed of Shareholders Agreement relating to Lucid Markets Trading Limited, dated as of June 21, 2012, by and among Dierk Reuter, Matthew Wilhelm, FXCM UK Merger Limited, FXCM Holdings, LLC and Lucid Markets Trading Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/ Robert Lande
	Name:	Robert Lande
	Title:	Chief Financial Officer

Date: June 25, 2012

Exhibit Index

Exhibit No.	Exhibit Description

2.1

Agreement Relating to the Sale and Purchase of the Whole of the Issued Share Capital of Lucid Markets Trading Limited, dated June 21, 2012, among Mr. Reuter, Matthew Wilhelm, FXCM UK Merger Limited, FXCM Holdings LLC and the Issuer.

10.1	Registration Rights Agreement, dated as of June 21, 2012, by and among FXCM Inc., Matthew Wilhelm and Dierk Reuter.

10.2	Deed of Shareholders Agreement relating to Lucid Markets Trading Limited, dated as of June 21, 2012, by and among Dierk Reuter, Matthew Wilhelm, FXCM UK Merger Limited, FXCM Holdings, LLC and Lucid Markets Trading Limited.